Exhibit 23.3
DeGolyer and MacNaughton
5151 SAN FELIPE
SUITE 950
HOUSTON, TEXAS 77056
March 10, 2011
Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002
Ladies and Gentlemen:
We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Oasis Petroleum Inc.” (our Report) in Part 1 and in the “Notes to Consolidated Financial Statements” portions of the Annual Report on Form 10-K of Oasis Petroleum Inc. for the year ended December 31, 2010 (the Annual Report). We further consent to the incorporation of estimates contained in our “Annual Report as of December 31, 2009 on Certain Properties owned by Oasis Petroleum LLC.” In addition, we hereby consent to the inclusion of our letter report dated January 19, 2011 in the “Exhibits, Financial Statement Schedules” portion of the Annual Report. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Oasis Petrolum Inc.’s Registration Statement on Form S-8 (File No. 333-167664).

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716